As filed with the Securities and Exchange Commission on August 12, 1999
                                                 Registration No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------

                                   Form S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ------------------------

                           LUCENT TECHNOLOGIES INC.
            (Exact name of registrant as specified in its charter)
                           ------------------------

           Delaware                                22-3408857
(State or other jurisdiction of     (I.R.S. Employer Identification Number)
incorporation or organization
                           ------------------------

                              600 Mountain Avenue
                         Murray Hill, New Jersey 07974
                                (908) 582-8500
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                           ------------------------

                            PAMELA F. CRAVEN, ESQ.
                       Vice President--Law and Secretary
                           Lucent Technologies Inc.
                              600 Mountain Avenue
                         Murray Hill, New Jersey 07974
                                (908) 582-8500
           (Name, address, including zip code, and telephone number,
                 including phone number, of agent for service)
                           ------------------------

                                   Copy to:
                         ROBERT I. TOWNSEND, III, ESQ.
                            Cravath, Swaine & Moore
                      Worldwide Plaza, 825 Eighth Avenue
                              New York, NY 10019
                                (212) 474-1000
                           ------------------------

     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this registration statement as the selling securityholders shall determine.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           ------------------------

                        CALCULATION OF REGISTRATION FEE
==============================================================================

                                     Proposed    Proposed
Title of each                        maximum     maximum
class of                             offering    aggregate      Amount of
securities to        Amount to be    price per   offering     registration
be registered        registered      share(1)    price(1)          fee
------------------------------------------------------------------------------
Common stock, par
value $.01 per
share, and related
preferred stock
purchase rights(2)   42,264 shares  $61.5625    $2,601,877.50     $724.00
==============================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based on the average of the high and low prices of the common stock of Lucent Technologies Inc. as reported on the New York Stock Exchange on August 10, 1999.
(2) No separate consideration will be received for the rights, which initially will trade together with the common stock.
                           ------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to such
Section 8(a), may determine.
==============================================================================

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                                               SUBJECT TO COMPLETION
                                                         DATED AUGUST 12, 1999

                                 42,264 SHARES

                           LUCENT TECHNOLOGIES INC.

                                 COMMON STOCK
                          ---------------------------


     The 42,264 shares of common stock of Lucent Technologies Inc. offered by this prospectus are shares of common stock issuable under currently exercisable warrants assumed by Lucent in connection with its merger with Ascend Communications, Inc. on June 24, 1999. The shares of common stock issuable upon the exercise of the warrants may be sold from time to time by or on behalf of certain securityholders of Lucent. See "Selling Securityholders." Lucent will not receive any of the proceeds from the sale of the shares by the selling securityholders. Lucent will receive the proceeds from the cash exercise of any warrants. See "Use of Proceeds."

     The selling securityholders may sell all or a portion of the shares from time to time on the New York Stock Exchange, in negotiated transactions or otherwise, and at prices which will be determined by the prevailing market price for the shares or in negotiated transactions.

     Lucent's common stock is quoted on the New York Stock Exchange under the symbol "LU." On August 11, 1999, the last sale price of Lucent's common stock as reported on the New York Stock Exchange was 63-11/16.
                          ---------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                          ---------------------------

                The date of this prospectus is August [  ], 1999

                               TABLE OF CONTENTS


                                                                         Page

Where You Can Find More Information.........................................3

Incorporation of Certain Documents by Reference.............................3

Special Note Regarding Forward-Looking Statements...........................4

The Company.................................................................5

Selling Securityholders.....................................................5

Plan of Distribution........................................................6

Use of Proceeds.............................................................9

Legal Matters...............................................................9

Experts.....................................................................9

                      WHERE YOU CAN FIND MORE INFORMATION

     Lucent files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Lucent files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:


Public Reference Room    New York Regional Office  Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center       Citicorp Center
  Room 1024                 Suite 1300             500 West Madison Street
Washington, D.C. 20549      New York, NY 10048           Suite 1400
                                                   Chicago, IL 60661-2511

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Lucent may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Lucent filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the Lucent common stock to be sold by the selling securityholders. This prospectus is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in Lucent's registration statement or the exhibits to the registration statement.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows Lucent to "incorporate by reference" information into this prospectus, which means that the company can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

     This prospectus incorporates by reference the documents set forth below that Lucent has previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Lucent that is not included in or delivered with this prospectus.


Lucent SEC Filings (File No. 1-11639)        Period


1.  Annual Report on Form 10-K               Fiscal Year ended September 30,
                                             1998, as amended by Amendment No.
                                             1 filed on Form 10-K/A on May 17,
                                             1999

2.  Quarterly Reports on Form 10-Q           Quarters ended December 31, 1998,
                                             March 31, 1999, and June 30, 1999

3.  Current Reports on Form 8-K              Filed November 19, 1998, January
                                             8, 1999, January 15, 1999, March
                                             5, 1999, as amended by Amendment
                                             No. 1 filed on Form 8-K/A on May
                                             18, 1999, June 28, 1999 and
                                             August 2, 1999

4.  The description of Lucent common         Set forth in the Lucent
stock and Lucent rights to acquire           registration statement on Form 10
junior preferred stock                       filed under Section 12 of the
                                             Exchange Act on February 26,
                                             1996, as amended by Amendment No.
                                             1 filed on Form 10/A on March 12,
                                             1996, Amendment No. 2 filed on
                                             March 22, 1996 and Amendment No.
                                             3 filed on Form 10/A on April 1,
                                             1996, including any amendments or
                                             reports filed for the purpose of
                                             updating such descriptions.

     Lucent also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through Lucent, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from Lucent without charge, excluding all exhibits, except that if Lucent has specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Lucent at the following address:

                              Lucent Technologies
                           c/o The Bank of New York
                             Church Street Station
                                P.O. Box 11009
                         New York, New York 10286-1009
                           Telephone: 1-888-LUCENT6

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated August [ ], 1999. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and the other documents incorporated by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended September 30, 1998 of Lucent, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Lucent does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                  THE COMPANY

     Lucent designs, builds and delivers a wide range of public and private networks, communications systems and software, data networking systems, business telephone systems and microelectronic components. Lucent is a global leader in the sale of public communications systems, and is a supplier of systems or software to most of the world's largest network operators. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent conducts its research and development activities through Bell Laboratories, one of the world's foremost industrial research and development organizations.

     The principal executive offices of Lucent are located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 and its telephone number at that location is (908) 582-8500.

                            SELLING SECURITYHOLDERS

     The selling securityholders hold warrants which were assumed by Lucent in connection with its Ascend merger on June 24, 1999. The warrants were originally issued by NetStar, Inc. in private offerings made in reliance on Regulation D and/or Section 4(2) of the Securities Act and were assumed by Ascend when Ascend acquired NetStar. The following summaries of certain provisions of the warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the forms of Warrant Agreement, copies of which are filed as exhibits to this registration statement.

     Bridge Warrants. In June 1995, NetStar completed a bridge financing consisting of the issuance of bridge units. Each bridge unit consisted of a $50,000 principal amount promissory note and warrants to purchase 10,000 shares of NetStar's common stock. The financing resulted in $4,200,000 of principal amount of notes outstanding and the issuance of bridge warrants to purchase 840,000 shares of NetStar's common stock. As of the date of this prospectus, bridge warrants to purchase approximately 28,686 shares of common stock of Lucent are outstanding. The bridge warrants are exercisable at $9.5939 per share of Lucent common stock and expire in October 1999.

     Underwriter's Warrants. In connection with a public offering of its common stock in September 1995, NetStar issued warrants to purchase an aggregate of 380,000 shares of its common stock for a nominal purchase price to the R.J. Steichen & Company, the underwriter of the offering. The underwriter's warrants include "cashless" exercise provisions. As of the date of this prospectus, underwriter's warrants to purchase approximately 13,578 shares of common stock of Lucent are outstanding. The underwriter's warrants may be exercised in whole or in part during the four-year period beginning in September 1996 at $17.9818 per share of Lucent common stock.

     The following table lists (1) the number of shares of Lucent common stock which the selling securityholders owned or had the right to acquire upon the exercise of the warrants issued to the selling securityholders, as of August 11, 1999, (2) the percentage of outstanding shares of Lucent common stock represented by that number of shares and (3) the number of shares of Lucent common stock registered for sale hereby.

     None of the selling securityholders has had a material relationship with Lucent within the past three years other than as a result of the ownership of the warrants or other securities of Lucent. No estimate can be given as to the amount of shares that will be held by the selling securityholders after completion of this offering because the selling securityholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling securityholders named below.

                                                        Percentage     Number
                                                             of      of Shares
                                             Shares     Outstanding  Registered
                                          Beneficially     Shares     for Sale
Selling Securityholder/(1)                 Owned (2)       Owned     Hereby (3)
--------------------------                 ---------       -----     ----------
Jack J. Karnowski                             8,250          *         8,250

Dennis Hanish                                 6,789          *         6,789

Jon Ryden                                     6,789          *         6,789

Michael W. Diffley                            5,839          *         5,839

Robert H. Doerr and Susan C. Doerr            5,839          *         5,839

Dean C. Laurance                              5,839          *         5,839

Mac W. Lutz III                               2,919          *         2,919

(1) The selling securityholders have sole voting and investment power with respect to all shares of Lucent common stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Certain warrants contain "cashless" exercise provisions. These provisions allow the holders of the warrants to exercise the warrants without paying the exercise price in cash. Instead, the holders would receive shares of Lucent common stock having a value equal to the aggregate amount by which the higher fair market value of the common stock underlying the warrants exceeds the exercise price of the warrants. Assuming all of the selling securityholders eligible to use a cashless exercise did so, and assuming a fair market value of the Lucent common stock is 63-11/16, the last sales price of Lucent's common stock on August 11, 1999 as reported on the New York Stock Exchange, an aggregate of approximately 38,430 shares of Lucent common stock would be issued upon the exercise of all of the warrants.

(3) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Lucent's outstanding shares of common stock.

* Represents beneficial ownership of less than 1% of the outstanding shares of Lucent after completion of the offering.

                             PLAN OF DISTRIBUTION

Resales by Selling Securityholders

     Lucent is registering the shares on behalf of the selling securityholders. Any or all of the selling securityholders may offer the shares from time to time, either in increments or in a single transaction. The selling securityholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling securityholders will act independently of Lucent in making decisions with respect to the timing, manner and size of each sale.

Donees and Pledgees

     The term "selling securityholders" includes donees, persons who receive shares from the selling securityholders after the date of this prospectus by gift. The term also includes pledgees, persons who, upon contractual default by the selling securityholders, may seize shares which the selling securityholders pledged to such persons. If the selling securityholders notify Lucent that a donee or pledgee intends to sell more than 500 shares, Lucent will file a supplement to this prospectus.

Costs and Commissions

     Lucent will pay all costs, expenses and fees in connection with the registration of the shares. The selling securityholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

Types of Sale Transactions

     The selling securityholders will act independently of Lucent in making decisions with respect to the timing, manner and size of each sale. The selling securityholders may sell the shares in one or more types of transactions (which may include block transactions):

     o    on the NYSE,
     o    in negotiated transactions,
     o    through the writing of options on shares,
     o    short sales, or
     o    any combination of such methods of sale.

     The shares may be sold at a fixed offering price, which may be changed, or at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers.

Sales To or Through Broker-Dealers

     The selling securityholders may either sell shares directly to purchasers, or sell shares to, or through, broker-dealers. These broker-dealers may act either as an agent of the selling securityholders, or as a principal for the broker-dealer's own account. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders and/or the purchasers of shares. This compensation may be received both if the broker-dealer acts as an agent or as a principal. This compensation might also exceed customary commissions.

     The selling securityholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling securityholders. The selling securityholders also may sell shares short and re-deliver the shares to close out such short positions. The selling securityholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling securityholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

Deemed Underwriting Compensation

     The selling securityholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers, and any profit on the resale of shares sold by them while acting as principals, could be deemed to be underwriting discounts or commissions under the Securities Act.

Indemnification

     The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act.

Prospectus Delivery Requirements

     Because a selling securityholder may be deemed an underwriter, the selling securityholder must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act. This might include delivery through the facilities of the NYSE in accordance with Rule 153 under the Securities Act. Lucent has informed the selling securityholders that their sales in the market may be subject to the anti-manipulation provisions of Regulation M under the Exchange Act.

State Requirements

     Some states require that any shares sold in that state only be sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that there exists an exemption from the registration or qualification requirements and that the exemption has been complied with.

Sales Under Rule 144

     The selling securityholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act. To do so, the selling securityholders must meet the criteria and comply with the requirements of Rule 144.

Distribution Arrangements with Broker-Dealers

     If the selling securityholders notify Lucent that any material arrangement has been entered into with a broker-dealer for the sale of shares through:

     o    a block trade,
     o    special offering,
     o    exchange distribution or secondary distribution, or
     o    a purchase by a broker or dealer,

then Lucent will file, if required, a supplement to this prospectus under Rule 424(b) under the Securities Act.

     The supplement will disclose, to the extent required:

     o the name of such selling securityholder and of the participating broker-dealer(s),

     o    the number of shares involved,
     o    the price at which such shares were sold,
     o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
     o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
     o    any other facts material to the transaction.

                                USE OF PROCEEDS

     Lucent will not receive any proceeds from the sale of the shares by the selling securityholders. Lucent could receive up to approximately $519,000 upon exercise of all of the warrants (of which there can be no assurance). Lucent intends to use any proceeds received from the exercise of warrants for general corporate purposes, which may include repaying indebtedness, making additions to its working capital, funding future acquisitions or any other purpose described in the applicable prospectus supplement.

                                 LEGAL MATTERS

     The legality of Lucent common stock offered by this prospectus will be passed upon for Lucent by Pamela F. Craven, Vice President--Law and Secretary, of Lucent. As of August 3, 1999, Pamela F. Craven owned 1,096 shares of Lucent common stock and options and stock units for 282,400 shares of Lucent common stock. Cravath, Swaine & Moore, New York, New York from time to time acts as counsel for Lucent and its subsidiaries.

                                    EXPERTS

     The consolidated balance sheets of Lucent as of September 30, 1998 and 1997 and the related consolidated statements of income, changes in shareowners' equity and cash flows for each of the two years in the period ended September 30, 1998 and for the nine-month period ended September 30, 1996, included in Lucent's Current Report on Form 8-K filed August 2, 1999 have been incorporated by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and the New York Stock Exchange listing fee.


                                           To be Paid By The
                                              registrant

SEC Registration Fee                         $     724
Accounting fees and expenses                 $   5,000
Legal fees and expenses                      $   2,500
Miscellaneous                                $     276
                                             -------------
Total                                        $   8,500
                                             =============

     Lucent will pay all expenses of registration, issuance and distribution of the shares being sold by the selling securityholders, excluding fees and expenses of counsel to the selling securityholders and any underwriting commissions and discounts, filing fees and transfer or other taxes, which shall be borne by the selling securityholders.

ITEM 15.  Indemnification of Directors and Officers.

     The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While the registrant's Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the registrant's Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The registrant's Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the registrant's Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the registrant thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     The registrant's Certificate of Incorporation also specifically authorizes the registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the registrant. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.

ITEM 16.  Exhibits.

         See exhibit index.

ITEM 17.  Undertakings.

     A.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     D. The undersigned registrant hereby undertakes that:

     (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey on August 12, 1999.

                                       LUCENT TECHNOLOGIES INC.


                                       By: /s/ James S. Lusk
                                          -------------------------------
                                          Name:  James S. Lusk
                                          Title:  Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




Principal Executive Officer:            #
                                        #
Richard A. McGinn                       #
Chairman of the Board                   #
 and Chief Executive                    #
 Officer                                #
                                        #
Principal Financial Officer:            #
                                        #
Donald K. Peterson                      #
Executive Vice President                #
  and Chief Financial Officer           #
                                        #
Principal Accounting Officer:           #####           By: /s/ James S. Lusk
                                        #                  --------------------
                                        #                   (James S. Lusk
                                        #                   attorney-in-fact)
James S. Lusk                           #
Vice President and                      #
  Controller                            #
                                        #
Directors:                              #
                                        #
     Paul A. Allaire                    #               Date: August 12, 1999
     Carla A. Hills                     #
     Drew Lewis                         #
     Paul H. O'Neill                    #
     Donald S. Perkins                  #
     Henry B. Schacht                   #
     Franklin A. Thomas                 #
     John A. Young                      #

                               INDEX TO EXHIBITS

Exhibit
Number                                               Description

2.1* Agreement and Plan of Merger dated as of January 12, 1999, as amended as of May 16, 1999, by and among Lucent, Dasher Merger Inc. and Ascend (incorporated by reference to Annex I to the proxy statement/prospectus which is a part of the Registration Statement (No. 333-79007) on Form S-4).

3.1* Certificate of Incorporation of the registrant, as amended effective February 17, 1999 (incorporated by reference to Exhibit (3)(i) to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.1* Rights Agreement between the registrant and The Bank of New York (successor to First Chicago Trust Company of New York), as Right Agent, dated as of April 4, 1996 (incorporated by reference to Exhibit 4.2 to the Registration Statement (No. 333-00703) on Form S-1).

4.2* Amendment to Rights Agreement between the registrant and The Bank of New York (successor to First Chicago Trust Company of New York), dated as of February 18, 1998 (incorporated by reference to Exhibit (10)(i)5 to the registrant's Annual Report on Form 10-K for the period ended September 30, 1998).

4.5            Form of Ascend Warrant Agreements.

4.6            Form of NetStar Warrant Agreements

5.1 Opinion of Pamela F. Craven, Vice President -- Law and Secretary of the registrant, as to the legality of the securities to be issued.

23.1 Consent of Pamela F. Craven is contained in the opinion of counsel filed as Exhibit 5.1.

23.2           Consent of Independent Accountants.

24.1 Powers of Attorney executed by officers and directors who signed this registration statement.


* Incorporated herein by reference.

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